UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): March 16, 2009

GREATER CHINA MEDIA AND ENTERTAINMENT CORP.
(formerly AGA Resources, Inc.)
(Exact Name of Registrant as Specified in Charter)

Nevada
(State or Other Jurisdiction of Incorporation)

000-51781
(Commission File Number)

N/A
(I.R.S. Employer Identification No.)

9th Floor, Merrill Lynch Tower, Ji2  GongTiDong Road, Beijing,
China 100027
(Address of Principal Executive Offices) (Zip Code)

86-10-5921-2222
(Registrant's Telephone Number, Including Area Code)

This Current Report on Form 8-K is filed by Greater China Media and Entertainment Corp., a Nevada corporation (the “Registrant”), in connection with the item set forth below.

ITEM 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On March 11, 2009, the Registrant announced the appointment of Mr. Liu, XiaoLin as Chairman of the board of director. Mr. Liu, XiaoLin is the director of the Company.

 Mr. Liu, 45, has over 12 years of on hand business experience in the film industry in the People's Republic of China (PRC). He graduated from ZhongHua Shehui University, majoring in cinematic. He served as co-director, vice director, general planner, distributor for films, commercial shows and TV serials. He was general manager for China HaiNan Asian Vision International Advertisement Company in 1989. He was the producer for HuaYi Brother TaiHe Film Investment Corp., one of the largest private film company in China since 1998. He served as a director and CEO for several film entertainment investment companies. He has been the Vice President for China Baoli HuaYi Media and Entertainment Corp., and the executive director for HuaYi Alliance Media Investment Company since 2004.

The Registrant discloses that there are no transactions since the beginning of its last fiscal year, or any currently proposed transaction, in which the Registrant was or is to be a participant and the amount involved exceeds the lesser of $120,000 or one percent of the average of the Registrant’s total assets at year-end for the last three completed fiscal years, and in which Mr. Liu had or will have a direct or indirect material interest.

On March 11, 2009, Jake Wei, Director and Chairman resigned from these positions with the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GREATER CHINA MEDIA AND ENTERTAINMENT CORP

Date: March 16, 2009	By:	/s/ Liu, XiaoLin
Liu, XiaoLin
Title: CEO and Chairman